Exhibit 99.1

4Front Ventures Reports Second Quarter 2022 Financial Results

Q2 2022 Systemwide Pro Forma Revenue of $34.5 million, an increase of 6% from Q1 2022
Q2 2022 Adjusted EBITDA of $9.2 million, an increase of 2% from Q1 2022

Conference call to be held today, August 15, 2022 at 5:00 p.m. ET

PHOENIX, Ariz., Aug. 15, 2022 /CNW/ - 4Front Ventures Corp. (CSE: FFNT) (OTCQX: FFNTF) ("4Front" or the "Company"), a vertically integrated, multi-state cannabis operator and retailer, today announced its financial results for the second quarter ended June 30, 2022 ("Q2 2022"). All financial information is presented in U.S. dollars unless otherwise indicated.

Q2 2022 Highlights

  Systemwide Pro Forma Revenue of $34.5 million
  GAAP revenue increased 5% year-over-year to $28.4 million
  Adjusted EBITDA increased 22.7% year-over-year to $9.2 million
  Accretive acquisition of Island Cannabis Co. was completed in April 2022
  Expanded leadership team to include Chief Financial Officer, General Counsel, President of California Operations, and Executive Vice President; as well as two additional Board members

Systemwide Pro Forma Revenue and Adjusted EBITDA are Non-GAAP measures. See "Note Regarding Non-GAAP Measures, Reconciliation, and Discussion".

Management Commentary

"Throughout the second quarter and now halfway through the third quarter, we are seeing an acceleration of business trends within our growth markets, particularly in Massachusetts and California," said Leo Gontmakher, Chief Executive Officer of 4Front. "Our retail locations platform-wide maintained or gained market share, despite anticipated pricing headwinds as we continue to expand our customer base with new product innovations and quality improvements. We believe we are poised for a significant leg of growth to take place over the next 12 months as we leverage our investments in state-of-the-art automation and scaled manufacturing processes, supplemented by strategic and accretive M&A."

"In California, we believe that our positioning and strategy is building a fly-wheel of growth as we methodically take share in the biggest cannabis market in the world," Mr. Gontmakher continued. "In addition to a steady build in our wholesale revenue, in the second quarter we secured active partnerships with more than five leading retailers, including large, region-leading operators with numerous chain locations; a statewide delivery service; and a multi-state operator. We are now providing production and packaging of gummies, vapes, infused pre-rolls, distillate and diamonds to these customers with scale and at a price-point they would be challenged to achieve on their own. In the distressed and fragmented California market, we are seeing increased interest from companies looking to 4Front as their low-cost producer of choice. Our long-term plans are to deepen and expand these relationships to grow revenue over time and add a retail presence in the state."

"After implementing new techniques and methodologies to our production processes in Massachusetts, we made notable improvements to the yield and quality of our flower across the country during Q2. These new processes have now been incorporated in Massachusetts and Illinois, and we are currently applying them to our facilities in Washington. As the construction of Phase 1 of our Illinois cultivation and production facility nears completion, we are looking to expand our retail footprint in the state over the coming months in preparation for that facility to commence operations in 2023."

"We are proving ourselves as a major piece of the landscape in some of the most exciting cannabis markets in the country, and we look forward to sharing our continued success as we progress. We are excited by the momentum we have seen so far in Q3, and I am convinced that the next twelve months will demonstrate the power of our model at significant scale, paving the way for robust, sustained growth in the long term."

Operational Highlights and Current Developments

In April 2022, the Company completed its acquisition of Island Global Holdings, Inc. dba Island Cannabis Co. ("Island"), a leading California producer of pre-rolls, flower and concentrate products. The acquisition of Island adds new high-quality products to 4Front's growing brand portfolio, including diverse lines of pre-rolls, flower and infused products with a strong following from local California consumers. In June, Island Founder and CEO Ray Landgraf, and Island COO Brandon Mills, joined 4Front's management team as President of California Operations, and Executive Vice President, respectively.

In Q2, 4Front secured numerous private label partnerships with leading California retailers. The Company's robust private label pipeline in the state includes top retailers with attractive shelf-space within their footprints, as well as larger strategic partners with opportunities for material revenue growth and other synergistic alignments. The Company anticipates a steady expansion of its private label pipeline through the end of this year and into 2023 and continues to explore additional growth opportunities through accretive brand and retail expansions, with new developments expected over the coming months.

Today, the Company announces that it has signed a definitive agreement to acquire the Bloom Farms and Bloom Farms Wellness (collectively, "Bloom Farms") brands, California cannabis and hemp brands known for bringing safe and enjoyable products to consumers. The Company believes that by integrating Bloom Farms' suite of products onto its platform, it can achieve a reduction in manufacturing costs while simultaneously increasing sales of the successful Bloom Farms brands, which include popular varieties of concentrates, flower, hemp CBD and vape products. The Company looks forward to completing the transaction with Bloom Farms in the coming weeks, and expects to announce similar acquisitions over the next several quarters.

Phase 1 Construction of the Company's cultivation and production facility in Matteson, Illinois is expected to remain on schedule to be delivered in Q4 of this year. As the final stages of construction of Phase 1 come to a close, nominal challenges regarding the timing of electrical supply to the facility have been identified, but the Company has contingency options in place for temporary power and scope phasing, should they be required. These challenges are not expected to influence the on-time completion of Phase 1 construction in the fourth quarter of this year, or the commencement of operations expected in 2023.

Q2 2022 Financial Overview

Systemwide Pro Forma Revenue for Q2 2022 was $34.5 million, up 6% from Q1 2022 and flat from Q2 2021. GAAP revenue for Q2 2022 was $28.4 million, up 5% from Q2 2021 and up 9% from Q1 2022.  This increase is primarily due to increased revenue in the Company's wholesale revenue as it ramps those portions of its business in California, Illinois, and Massachusetts.

Adjusted EBITDA for Q2 2022 was $9.2 million, up 23% from Q2 2021, representing an Adjusted EBITDA margin of 26.7%. Continued growth of Adjusted EBITDA and margins is expected to persist through 2023 as the Company's operations drive increased production and higher sales volumes without material increases to overhead.

As of June 30, 2022, the Company had $6.0 million of cash and $49.5 million of related-party long-term debt not due until May 2024. As of today the Company has 636,636,686 subordinate voting shares outstanding.

Conference Call

The Company will host a conference call and webcast today, Monday, August 15, 2022, at 5:00 p.m. ET to review its operational and financial results and provide an update on current business trends.

DATE:	Monday, August 15, 2022

TIME:	5:00 p.m. Eastern Time

NORTH AMERICA TOLL-FREE DIAL-IN:	1-888-664-6392

WEBCAST:	The conference call will be broadcast live and available for replay at this link.

REPLAY:	A telephonic replay of the conference call will be available until August 29, 2022. Toll-free replay number: 1-888-390-0541 Replay entry code: 694065#

For assistance, please contact IR@4FrontVentures.com.

About 4Front Ventures Corp.

4Front Ventures Corp. ("4Front" or the "Company") (CSE: FFNT) (OTCQX: FFNTF) is a national, vertically integrated multi-state cannabis operator who owns or manages operations and facilities in strategic medical and adult-use cannabis markets, including California, Illinois, Massachusetts, Michigan and Washington. Since its founding in 2011, 4Front has built a strong reputation for its high standards and low-cost cultivation and production methodologies earned through a track record of success in facility design, cultivation, genetics, growing processes, manufacturing, purchasing, distribution, and retail. To date, 4Front has successfully brought to market more than 20 different cannabis brands and over 1800 products, which are strategically distributed through its fully owned and operated Mission dispensaries and retail outlets in its core markets. As the Company continues to drive value for its shareholders, its team is applying its decade of expertise in the sector across the cannabis industry value chain and ecosystem. For more information, visit https://4frontventures.com/.

Financial Statements

4FRONT VENTURES CORP.
Formerly 4Front Holdings, LLC
Consolidated Balance Sheets
As of June 30, 2022 and December 31, 2021
(Amounts expressed in thousands of U.S. dollars except for share and per share data)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash	$ 6,032	$ 22,581
Accounts receivable, net	5,844	1,946
Other receivables	33	289
Current portion of lease receivables	3,405	3,630
Inventory	28,837	20,087
Current portion of notes receivable	-	109
Prepaid expenses	2,974	2,232
Total current assets	47,125	50,874
Property and equipment, net	58,967	42,633
Lease receivables	6,541	6,748
Intangible assets, net	54,239	26,246
Goodwill	42,037	23,155
Right-of-use assets	106,406	100,519
Deposits	5,142	5,364
TOTAL ASSETS	$ 320,457	$ 255,539
LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Current liabilities:
Accounts payable	$ 6,391	$ 2,131
Accrued expenses and other current liabilities	13,031	9,411
Taxes payable	29,651	23,968
Derivative liability	428	3,502
Current portion of contract liabilities	1,535	-
Current portion of convertible notes	-	2,784
Current portion of lease liability	4,121	3,629
Current portion of notes payable and accrued interest	8,235	3,413
Total current liabilities	63,392	48,838
Convertible notes	15,205	14,641
Notes payable and accrued interest from related party	49,366	48,266
Long term notes payable	10,128	1,709
Long term accounts payable	1,200	1,200
Contract liabilities	2,000	-
Contingent consideration payable	-	2,393
Construction finance liability	16,000	—
Deferred tax liability	6,884	7,849
Lease liability	101,380	93,111
TOTAL LIABILITIES	265,555	218,007
SHAREHOLDERS' EQUITY
Equity attributable to 4Front Ventures Corp.	302,502	274,120
Additional paid-in capital	53,625	52,197
Deficit	(301,307)	(288,857)
Non-controlling interest	82	72
TOTAL SHAREHOLDERS' EQUITY	54,902	37,532
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 320,457	$ 255,539

4FRONT VENTURES CORP.
Formerly 4Front Holdings, LLC
Consolidated Statements of Operations and Comprehensive Loss
For the Three Months Ended June 30, 2022 and June 30, 2021
(Amounts expressed in thousands of U.S. dollars except for share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
REVENUE
Revenue from sale of goods	$ 25,488	$ 24,452	$ 48,571	$ 44,532
Real estate income	2,951	2,669	5,916	5,559
Total revenues	28,439	27,121	54,487	50,091
Cost of goods sold	(16,123)	(10,816)	(28,717)	(19,941)
Gross profit	12,316	16,305	25,770	30,150
OPERATING EXPENSES
Selling and marketing expenses	6,327	6,714	11,493	11,871
General and administrative expenses	6,566	5,083	14,210	10,248
Depreciation and amortization	1,123	861	1,970	1,635
Transaction and restructuring related expenses	2,009	—	2,009	—
Equity based compensation	390	2,979	1,428	5,375
Total operating expenses	16,415	15,637	31,110	29,129
(Loss) Income from operations	(4,099)	668	(5,340)	1,021
Other income (expense)
Interest income	—	8	2	11
Interest expense	(3,418)	(2,901)	(6,038)	(5,362)
Amortization of loan discount upon conversion of debt to equity	—	—	—	(2,915)
Change in fair value of derivative liability	1,774	(311)	3,074	(2,843)
Change in contingent consideration payable	2,393	—	2,393	—
Loss on lease termination	—	(331)	—	(1,210)
Other	(154)	—	(51)	—
Total other income (expense), net	595	(3,535)	(620)	(12,319)
Net loss before income taxes	(3,504)	(2,867)	(5,960)	(11,298)
Income tax expense	(3,042)	(3,351)	(6,480)	(6,004)
Net loss	(6,546)	(6,218)	(12,440)	(17,302)
Net income attributable to non-controlling interest	5	5	10	10
Net loss attributable to shareholders	$ (6,551)	$ (6,223)	$ (12,450)	$ (17,312)
Basic and diluted loss per share	$ (0.01)	$ (0.01)	$ (0.02)	$ (0.03)
Weighted average number of shares outstanding, basic and diluted	636,653,975	587,218,794	628,175,765	573,108,183

Note Regarding Non-GAAP Measures, Reconciliation, and Discussion

In this press release, 4Front refers to certain non-GAAP financial measures such as Systemwide Pro Forma Revenue and Adjusted EBITDA. These measures do not have any standardized meaning prescribed by GAAP and may not be comparable to similar measures presented by other issuers. 4Front defines Systemwide Pro Forma Revenue as total revenue plus revenue from entities with which the Company has a consulting contract, or effectively similar relationship (net of any consulting fee or effectively similar revenue) but does not consolidate the financial results of per U.S. GAAP ASC 810. 4Front considers this measure to be an appropriate indicator of the growth and scope of the business.

Adjusted EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization less share-based compensation expense and one-time charges related to acquisition, financing related costs, and other non-recurring expenses. 4Front considers these measures to be an important indicator of the financial strength and performance of our business.

Systemwide Pro Forma Revenue Reconciliation for the Three Months Ended June 30, 2022
($ in 000's)

Revenue (GAAP)	$28,439

Less: Real Estate Income	2,951

Plus: Systemwide Revenue Adjustment	8,605

Systemwide Pro Forma Revenue (non-GAAP)	$34,453

This news release was prepared by management of 4Front Ventures, which takes full responsibility for its contents. The Canadian Securities Exchange ("CSE") has not reviewed and does not accept responsibility for the adequacy of this news release. Neither the CSE nor its Regulation Services Provider (as that term is defined in the policies of the CSE) accepts responsibility for the adequacy or accuracy of this release.

This news release does not constitute an offer to sell or a solicitation of an offer to sell any of the securities in the United States.

Forward Looking Statements

Statements in this news release that are forward looking statements are subject to various risks and uncertainties concerning the specific factors disclosed here and elsewhere in 4Front Ventures' periodic filings with securities regulators. When used in this news release, words such as "will, could, plan, estimate, expect, intend, may, potential, believe, should," and similar expressions, are forward-looking statements.

Forward looking statements may include, without limitation, statements related to future developments and the business and operations of 4Front Ventures, statements regarding when or if transactions will close or if and when required conditions to closing are attained, the completion of construction projects, the Company's ability to increase revenue and market share, the impact of the transactions on the business of 4Front, and other statements regarding future developments of the business. Although 4Front Ventures has attempted to identify important factors that could cause actual results, performance, or achievements to differ materially from those contained in the forward looking statements, there can be other factors that cause results, performance, or achievements not to be as anticipated, estimated, or intended, including but not limited to closing conditions, regulatory and permitting approvals, changes in laws or enforcement of existing laws, limited operating history, reliance on management, requirements for additional financing, competition, limits on market growth and state adoption due to inconsistent public opinion and perception of the medical-use and adult-use marijuana industry, and political change.

There can be no assurance that such information will prove to be accurate or that management's expectations or estimates of future developments, circumstances, or results will materialize. As a result of these risks and uncertainties, the results or events predicted in these forward looking statements may differ materially from actual results or events.

Accordingly, readers should not place undue reliance on forward looking statements. The forward looking statements in this news release are made as of the date of this release. 4Front disclaims any intention or obligation to update or revise such information, except as required by applicable law, and 4Front does not assume any liability for disclosure relating to any other company mentioned herein.

SOURCE 4Front

View original content: http://www.newswire.ca/en/releases/archive/August2022/15/c6785.html

%CIK: 0001627883

For further information: 4Front Investor Contacts, Andrew Thut, Chief Investment Officer, IR@4frontventures.com, 602 633 3067; Brian Pinkston, MATTIO Communications, brian@mattio.com, 703 926 9159; 4Front Media Contacts, Ellen Mellody, MATTIO Communications, ellen@mattio.com, 570 209 2947

CO: 4Front

CNW 16:29e 15-AUG-22